Exhibit T3A.9

Commercial register of canton Zurich

Company No.	Legal form	Registered	Struck off	Transfer CH020.3.020.6569 from:	1
CHE104.502.525	Limited or Corporation	16.04.1998		to:

All datas

Ent	Ca	Registered name			Ref	Registered office
1	2	~~Collector Holdings AG~~			1	Schwerzenbach
1	2	~~(Collector Holdings SA) (Collector Holdings Ltd)~~
2	51	~~Intrum Justitia AG~~
2	50	~~(Intrum Justitia SA) (Intrum Justitia Ltd)~~
50	51	~~(Intrum Justitia Ltd.) (Intrum Justitia SA)~~
51		Intrum AG
51		(Intrum Ltd.) (Intrum SA)

Ent	Ca	Share capital	Paidin	Denomination of shares	Ent	Ca	Registered address
1	2	~~CHF 100’000.00~~	~~CHF 100’000.00~~	~~100 registered shares at CHF 1,000.00 each~~	1		Schwerzenbacherhof
2		CHF 7’000’000.00	CHF 7’000’000.00	7,000 registered shares at CHF 1,000.00 each			Eschenstrasse 12
							8603 Schwerzenbach

Ent	Ca	Purpose			Ent	Ca	Additional addresses
1	4	~~Holding interests in other companies; may acquire interests in other companies companies.~~

4	50	~~Performing fiduciary and auditing functions, tax consulting, Credit reports and collections at home and abroad as well as holding investments. may acquire interests in other companies, establish branch offices and establish subsidiaries and acquire, hold and sell real estate. sell~~

50	51	~~The purpose of the company is to carry out trust and fiduciary services. auditing functions, tax consulting, credit reports and collections in Germany and abroad. abroad and in holding investments. The company may also conduct all commercial, financial and other transactions that are intended and are suitable for the development of the company and the achievement of the to promote or to promote or facilitate the achievement of the company’s purpose. The company may Establish branches and subsidiaries in Germany and abroad and invest in other companies in Germany and abroad. The company may acquire, hold and sell real estate. The company is part of the Intrum Justitia Group and can be used in the pursuit of its corporate purpose. take into account the interests of the Intrum Justitia Group. In particular the company provides its direct and indirect subsidiaries and third parties, including their direct and indirect shareholders and their direct and indirect subsidiaries, loans and other direct or indirect grant indirect financing, including in the context of cash pooling agreements, and provide collateral of all kinds for their liabilities, including by means of liens on or fiduciary transfers or Assignments of assets of the company or guarantees of any kind, whether for a fee or not.~~

51		The purpose of the company is to carry out trust and fiduciary services. auditing functions, tax consulting, credit reports and collections in Germany and abroad. abroad and in holding investments. The company may also conduct all commercial, financial and other transactions that are intended and are suitable for the development of the company and the achievement of the to promote or facilitate the achievement of the company’s purpose. The company may Establish branches and subsidiaries in Germany and abroad and invest in other companies in Germany and abroad. The company may acquire, hold and sell real estate. The company is part of of the Intrum Group and, in pursuing its corporate purpose, may use the interests of the Intrum Group. In particular, the company may its direct and indirect subsidiaries as well as third parties, including its direct and indirect shareholders and their direct and indirect Subsidiaries, loans and other direct or indirect financing including within the framework of cash pooling agreements, and provide collateral of all kinds for their liabilities, including by means of

Zurich, 21.01.2025	Continued on the following page

Commercial register of canton Zurich

CHE104.502.525	Intrum AG	Schwerzenbach	2

All datas

Ent	Ca	Purpose	Ent	Ca	Additional addresses

Liens on or fiduciary transfers or assignments of assets of the company or guarantees of any kind, whether for a fee or not.

Ent	Ca	Remarks	Ref	Date of the articles of association

50		Notifications to registered shareholders are made at the discretion of the Board of Directors by letter, e-mail or fax to the addresses listed in the share register, and to the holders of bearer shares by publication in the SOGC.	1 2 2 4 50 51	06.04.1998 22.04.1998 23.04.1998 22.07.1998 11.09.2017 16.01.2018

Ent	Ca	Particular events	Ref	Official publication medium

2		Contribution in kind: The company takes over the following in the capital increase of 22.04.1998 according to the contribution in kind agreement dated April 22, 1998 3’000 registered shares at CHF 1’000.- of Intrum Justitia Holding AG, Schwerzenbach, for which 6,900 registered shares at CHF 1,000 will be spent.	1	SOGC

3

Merger: The company takes over Intrum Justitia by way of merger

Holding AG, in Schwerzenbach. Assets of CHF 8,627,582. and liabilities of

CHF 2,076,787. are transferred to the new owners in accordance with the merger agreement dated 23.04.1998 and the merger balance sheet as at

31.12.1997 by universal succession to the company, which had already acquired all shares the acquired company. These shares expire and the

The share capital of the acquiring company remains unchanged.

27

Transfer of assets: In accordance with the agreement dated 12.06.2008, the company transfers

assets of CHF 539,000.00 to Kiss KreditInfoServiceSystem AG, in Schwerzenbach (CH-020.3.921.420-2). Consideration: CHF 539,000.00.

42

Merger: Acquisition of the assets and liabilities of Credita AG, in Urdorf (CHE101.552.509), pursuant to the merger agreement dated 22.06.2015 and the balance sheet as at

31.12.2014. Assets of CHF 3,844,021.00 and liabilities (borrowed capital) of CHF 2,972,227.00 are to the acquiring company. As the acquiring company holds all of the shares in the transferring company, there is neither a capital increase and an allocation of shares.

63

Merger: Acquisition of the assets and liabilities of Intrum Brugg AG, in Brugg (CHE109.437.651), pursuant to the merger agreement dated 16.06.2021 and the balance sheet as at

31.12.2020. Assets of CHF 3,535,928.00 and liabilities (borrowed capital) of CHF 1,191,164.00 are to the acquiring company. As the acquiring company holds all of the shares in the transferring company, there is neither a capital increase and an allocation of shares.

Ent	Ca	Branch office(s)	Ent	Ca	Branch office(s)

49		Lausanne (CHE207.138.764)

Zurich, 21.01.2025	Continued on the following page

Commercial register of canton Zurich

CHE104.502.525	Intrum AG	Schwerzenbach	3

All datas
Ref	Journal No.	Journal date	SOGC	SOGC date	Page / Id	Ref	Journal No.	Journal date	SOGC	SOGC date	Page / Id
1	8576	16.04.1998	76	22.04.1998	2695	38	34986	27.09.2011	190	30.09.2011	6357692
2	9934	05.05.1998	89	11.05.1998	3167	39	3852	01.02.2013	25	06.02.2013	7052394
3	10426	11.05.1998	93	15.05.1998	3305	40	10079	20.03.2014	58	25.03.2014	1414483
4	17111	03.08.1998	151	07.08.1998	5456	41	21832	01.07.2014	127	04.07.2014	1594035
5	6290	19.03.1999	59	25.03.1999	1954	42	22975	29.06.2015	125	02.07.2015	2245265
6	26190	25.11.1999	234	01.12.1999	8138	43	24475	08.07.2015	132	13.07.2015	2264133
7	27374	10.12.1999	245	16.12.1999	8518	44	30738	01.09.2015	171	04.09.2015	2356483
8	1204	13.01.2000	13	19.01.2000	388	45	38454	03.11.2015	216	06.11.2015	2467521
9	20895	31.08.2000	173	06.09.2000	6088	46	4174	01.02.2016	24	04.02.2016	2639589
10	625	12.01.2001	13	19.01.2001	409	47	14863	26.04.2016	83	29.04.2016	2807443
11	4464	18.02.2002	37	22.02.2002	17/354064	48	18944	31.05.2016	106	03.06.2016	2867501
12	7125	20.03.2002	59	26.03.2002	21/400046	49	22167	23.06.2016	123	28.06.2016	2918111
13	25700	15.10.2002	203	21.10.2002	18/694456	50	32194	15.09.2017	182	20.09.2017	3761739
14	28416	13.11.2002	224	19.11.2002	17/733634	51	3263	22.01.2018	17	25.01.2018	4013991
15	8367	26.03.2003	62	01.04.2003	19/930400	52	9230	07.03.2018	49	12.03.2018	4104705
16	15404	13.06.2003	115	19.06.2003	20/1042216	53	32977	14.09.2018	181	19.09.2018	1004458153
17	27774	01.10.2003	192	07.10.2003	23/1203258	54	40049	07.11.2018	219	12.11.2018	1004495088
18	34590	09.12.2003	241	15.12.2003	23/2028036	55	8431	25.02.2019	41	28.02.2019	1004576665
19	21558	29.07.2004	149	04.08.2004	17/2389504	56	28432	18.07.2019	140	23.07.2019	1004681743
20	31401	03.11.2004	218	09.11.2004	20/2535624	57	39397	09.10.2019	198	14.10.2019	1004736463
21	3200	31.01.2006	25	06.02.2006	22/3229538	58	4861	30.01.2020	23	04.02.2020	1004821165
22	31788	24.11.2006	233	30.11.2006	19/3658978	59	32942	28.08.2020	170	02.09.2020	1004969487
23	89	08.01.2007	8	12.01.2007	19/3722628	60	50330	29.12.2020	1	04.01.2021	1005063075
24	6074	26.02.2007	43	02.03.2007	24/3805096	61	23498	28.05.2021	104	02.06.2021	1005201822
25	13006	07.05.2007	91	11.05.2007	22/3928134	62	24484	02.06.2021	107	07.06.2021	1005208134
26	17284	20.06.2007	121	26.06.2007	22/3994140	63	28661	24.06.2021	123	29.06.2021	1005231484
27	18301	30.06.2008	128	04.07.2008	37/4558458	64	30290	05.07.2021	130	08.07.2021	1005243624
28	23039	15.08.2008	161	21.08.2008	14/4620016	65	40690	24.09.2021	189	29.09.2021	1005300790
29	30170	24.10.2008	211	30.10.2008	24/4712528	66	12127	22.03.2022	60	25.03.2022	1005435279
30	15781	29.04.2009	85	05.05.2009	32/5003092	67	32522	12.08.2022	158	17.08.2022	1005542405
31	26914	13.07.2009	136	17.07.2009	36/5145412	68	44599	01.11.2023	215	06.11.2023	1005877163
32	48598	11.12.2009	245	17.12.2009	35/5398396	69	13334	25.03.2024	62	28.03.2024	1005996538
33	50424	22.12.2009	252	29.12.2009	43/5418598	70	36166	19.08.2024	162	22.08.2024	1006111483
34	15232	20.04.2010	79	26.04.2010	28/5602438	71	40597	17.09.2024	183	20.09.2024	1006133960
35	40401	17.11.2010	228	23.11.2010	27/5906064	72	48862	07.11.2024	220	12.11.2024	1006175848
36	4366	31.01.2011	25	04.02.2011	28/6018680	73	51430	25.11.2024	232	28.11.2024	1006189690
37	10643	17.03.2011	57	22.03.2011	6086754

Ent	Mo	Ca	Personal details	Role	Signing authority
1		6	~~Linder, Stefan, Swedish citizen, in Stockholm (Sweden)~~	~~chairperson of the board~~	~~joint signing authority (any two to sign)~~
1		8m	~~Oertig, Benno Emil, from Eschenbach SG, in Freienbach~~	~~member of the board~~	~~joint signing authority (any two to sign)~~
1		8m	~~Waber, Thomas Fritz, from Stafa and Berne, in Zurich~~	~~member of the board~~	~~joint signing authority (any two to sign)~~
1		9	~~Revisuisse Price Waterhouse AG, in Zurich~~	~~auditor~~
5		7	~~Bamert, Bruno, from Tuggen, in Jona~~		~~limited joint signing authority (any two to sign)~~
5		11m	~~Hutter, Thomas, from Oberriet SG, in Dubendorf~~		~~limited joint signing authority (any two to sign)~~
6		12	~~Ashurst, Adrian J., British national, in Hombrechtikon~~	~~manager~~	~~joint signing authority (any two to sign)~~

Zurich, 21.01.2025	Continued on the following page

Commercial register of canton Zurich

CHE104.502.525	Intrum AG	Schwerzenbach	4

All datas

Ent	Mo	Ca	Personal details	Role	Signing authority
6		14	~~Biggör, Urs, from Oberriet SG, in Küsnacht ZH~~	~~manager~~	~~joint signing authority (any two to sign)~~
6		30	~~Wassink, Gijsbert, Dutch national, in Zurich~~		~~limited joint signing authority (any two to sign)~~
6		17m	~~White, William, from Birmensdorf ZH, in Aeugst am Albis~~		~~limited joint signing authority (any two to sign)~~
	8	16	~~Waber, Thomas Fritz, from Stafa and Berne, in Zurich~~	~~chairperson of the board~~	~~joint signing authority (any two to sign)~~
	8	16m	~~Oertig, Benno Emil, from Eschenbach SG, in Freienbach~~	~~managing member of the board~~	~~joint signing authority (any two to sign)~~
8		13	~~Sjunnesson, Peter, Swedish national, in Amsterdam (Netherlands)~~	~~member of the board~~	~~joint signing authority (any two to sign)~~
9		20	~~PricewaterhouseCoopers AG, in Zurich~~	~~auditor~~
10		21m	~~Muller, Stephan, from Buttisholz, in Schwerzenbach~~		~~limited joint signing authority (any two to sign)~~
	11	16m	~~Hutter, Thomas, from Oberriet SG, in Wangen-Bruttisellen~~	~~manager~~	~~joint signing authority (any two to sign)~~
11		66	~~Kubli, Rudolf, from Netstal, in Niederurnen~~	~~manager~~	~~joint signing authority (any two to sign)~~
11		15	~~Dietrich, Roger, from Schaffhausen, in Wallisellen~~		~~limited joint signing authority (any two to sign)~~
11		68	~~Guex, Dominique, from Moudon, in La Chaux (Cossonay)~~		~~limited joint signing authority (any two to sign)~~
11		29m	~~Pintori, Michele, Italian national, in Uster~~		~~limited joint signing authority (any two to sign)~~
11		29	~~Rodriguez, Emanuel, from Zurich, in Zurich~~		~~limited joint signing authority (any two to sign)~~
11		30	~~Schnorf, Peter, from Kilchberg ZH, in Stallikon~~		~~limited joint signing authority (any two to sign)~~
13		17	~~Schar, Stefan, from Gondiswil, in Biberist~~		~~limited joint signing authority (any two to sign)~~
15		18	~~Langenegger, Bruno, from Gais, in Schwerzenbach~~		~~limited joint signing authority (any two to sign)~~
15		29m	~~Strasser, Oskar, from Benken ZH, in Volketswil~~		~~limited joint signing authority (any two to sign)~~
	16	34	~~Oertig, Benno Emil, from Eschenbach SG, in Freienbach~~	~~chairperson of the board~~	~~joint signing authority (any two to sign)~~
	16	40m	~~Hutter, Thomas, from Oberriet SG, in Wangen-Bruttisellen~~	~~managing member of the board~~	~~joint signing authority (any two to sign)~~
16		22	~~Roxendal, Jan, from Uetikon am See, in Uetikon am See~~	~~member of the board~~	~~joint signing authority (any two to sign)~~
	17	22	~~White, William, from Birmensdorf ZH, in Aeugst am Albis~~	~~Manager~~	~~joint signing authority (any two to sign)~~
18		25	~~Welti, Markus, from Meilen, in Gossau ZH~~		~~limited joint signing authority (any two to sign)~~
19		21m	~~Seiler, Daniel, from Breil/Brigels, in Hittnau~~		~~limited joint signing authority (any two to sign)~~
20		24m	~~KPMG Fides Peat, in Zurich~~	~~auditor~~
	21	29m	~~Muller, Stephan, from Buttisholz, in Schwerzenbach~~	~~manager~~	~~joint signing authority (any two to sign)~~
	21	29m	~~Seiler, Daniel, from Breil/Brigels, in Hittnau~~	~~manager~~	~~joint signing authority (any two to sign)~~
23		30	~~Wolf, Michael, Austrian citizen, in Stockholm (SE)~~	~~member of the board~~	~~without signing authority~~
	24	39	~~KPMG AG, in Zurich~~	~~auditor~~

Zurich, 21.01.2025	Continued on the following page

Commercial register of canton Zurich

CHE104.502.525	Intrum AG	Schwerzenbach	5

All datas

Ent	Mo	Ca	Personal details	Role	Signing authority
26		28	~~Medina, Tanja, from Aarau, in Winterthur~~		~~limited joint signing authority (any two to sign)~~
26		29m	~~Marending, Roy, from Durrenroth, in Fehraltorf~~		~~limited joint signing authority (any two to sign)~~
26		30m	~~Fallegger, Richard, from Fluhli, in Winterthur~~		~~limited joint signing authority (any two to sign)~~
26		37	~~Jaggi, Marcel, from Madiswil, in Winterthur~~		~~limited joint signing authority (any two to sign)~~
	29		Marending, Roy, from Durrenroth, in Volketswil		limited joint signing authority (any two to sign)
	29	32m	~~Pintori, Michele, Italian national, in Embrach~~		~~limited joint signing authority (any two to sign)~~
	29	33	~~Strasser, Oskar, from Benken ZH, in Uster~~		~~limited joint signing authority (any two to sign)~~
	29	41	~~Müller, Stephan, from Buttisholz, in Russikon~~	~~manager~~	~~joint signing authority (any two to sign)~~
	29	34	~~Seiler, Daniel, from Breil/Brigels, in Altendorf~~	~~manager~~	~~joint signing authority (any two to sign)~~
	30	33	~~Fallegger, Richard, from Flühli, in Winterthur~~	~~manager~~	~~joint signing authority (any two to sign)~~
30		34	~~Koch, Beat, from Ebikon, in Kilchberg ZH~~	~~manager~~	~~joint signing authority (any two to sign)~~
30		32	~~Rennhack, Manfred, German national, in Freigericht (DE)~~	~~manager~~	~~joint signing authority (any two to sign)~~
31		40	~~Wollung, Lars, Swedish citizen, in Stockholm (SE)~~	~~member of the board~~	~~without signing authority~~
	32	46	~~Pintori, Michele, Italian national, in Embrach~~	~~manager~~	~~joint signing authority (any two to sign)~~
32		34	~~Hirt, Alexander, from Remetschwil, in Uitikon~~	~~manager~~	~~joint signing authority (any two to sign)~~
32		36	~~Schmidt, Christian, German national, in Freienbach~~	~~manager~~	~~joint signing authority (any two to sign)~~
33		39	~~Eyer, Diego, from Naters, in Zurich~~	~~manager~~	~~joint signing authority (any two to sign)~~
33		38	~~Nyffeler, Roger, from Huttwil, in Hochfelden~~	~~manager~~	~~joint signing authority (any two to sign)~~
33		34	~~Adler, Thomas, German national, in Altomünster (DE)~~	~~manager~~	~~joint signing authority (any two to sign)~~
33		34	~~Nikitas, Georg, from Bulach, in Niederhasli~~		~~limited joint signing authority (any two to sign)~~
33		59	~~Lombriser, Peter, from Trun, in Gossau ZH~~		~~limited joint signing authority (any two to sign)~~
34		39	~~Lejdstrom, Bengt, Swedish national, in Akersberga (SE)~~	~~chairperson of the board~~	~~joint signing authority (any two to sign)~~
34		39m	~~Medina, Tanja, from Winterthur and Aarau, in Winterthur~~		~~limited joint signing authority (any two to sign)~~
35		37m	~~Elber, Andrea, from Glarus, in Thalheim an der Thur~~	~~manager~~	~~joint signing authority (any two to sign)~~
36		52m	~~Frei, Ramona, from Neckertal, in Uznach~~		~~limited joint signing authority (any two to sign)~~
	37	38	~~ElberFrentzel, Andrea, from Glarus, in Thalheim an der Thur~~	~~manager~~	~~joint signing authority (any two to sign)~~
38		39m	~~Studer, Reto, from Schlatt TG, in Thalwil~~		~~limited joint signing authority (any two to sign)~~
39		40	~~Forsberg, Erik, Swedish national, in Akersberga (SE)~~	~~chairperson of the board~~	~~joint signing authority (any two to sign)~~

Zurich, 21.01.2025	Continued on the following page

Commercial register of canton Zurich

CHE104.502.525	Intrum AG	Schwerzenbach	6

All datas

Ent	Mo	Ca	Personal details	Role	Signing authority
39		43	~~Bottesi, Moreno Eligio, from Schlieren, in Oetwil am See~~	~~manager~~	~~joint signing authority (any two to sign)~~
39		46	~~Jonsson, Claes Patrik, Swedish citizen, in Zurich~~	~~manager~~	~~joint signing authority (any two to sign)~~
	39	40	~~Medina, Tanja, from Winterthur and Aarau, in Winterthur~~	~~manager~~	~~joint signing authority (any two to sign)~~
	39	46	~~Studer, Reto, from Schlatt TG, in Thalwil~~	~~manager~~	~~joint signing authority (any two to sign)~~
39		41m	~~Ernst & Young AG (CH020.9.001.0690), in Zurich~~	~~auditor~~
	40		Hutter, Thomas, from Oberriet SG, in Wangen-Bruttisellen	chairperson of the board	joint signing authority (any two to sign)
40		69	~~Christofferson, Per, Swedish national, in Bromma (SE)~~	~~member of the board~~	~~joint signing authority (any two to sign)~~
40		67	~~Vranjes, Harry, Swedish national, in Meilen~~	~~member of the board~~	~~joint signing authority (any two to sign)~~
40		54	~~Brühl, Mie, Danish national, in Zollikon~~	~~manager~~	~~joint signing authority (any two to sign)~~
40		53	~~Signore, Angelo, from Uster, in Gossau ZH~~	~~manager~~	~~joint signing authority (any two to sign)~~
	41	65	~~Ernst & Young AG (CHE491.907.686), in Zurich~~	~~auditor~~
43		67m	~~Schickel, Roman, from Basel, in Zurich~~	~~manager~~	~~joint signing authority (any two to sign)~~
44		52m	~~Schnegg, Mathieu, from Zaziwil, in Thalwil~~		~~joint signing authority (any two to sign)~~
45		69m	~~Glanzmann, Jason, from Hasle bei Burgdorf, in Wiedlisbach~~	~~manager~~	~~joint signing authority (any two to sign)~~
47		61	~~Ericson, Mikael, Swedish citizen, in Stockholm~~	~~member of the board~~	~~joint signing authority (any two to sign)~~
48		55	~~Kammermann, Pierre, from Bowil, in Oftringen~~	~~manager~~	~~joint signing authority (any two to sign)~~
48		52	~~Peverelli, Mario, from Zurich and Bioggio, in IllnauEffretikon~~		~~joint signing authority (any two to sign)~~
	52	55	~~Frei Ramona from Neckertal in Wil (SG)~~	~~manager~~	~~joint signing authority (any two to sign)~~
52			Honegger, Martin Roger, from Zurich, in Lindau	manager	joint signing authority (any two to sign)
52		60	~~Zanini, Diego, from Weggis, in Fällanden~~	~~manager~~	~~joint signing authority (any two to sign)~~
	52		Schnegg, Mathieu, from Zaziwil, in Dubendorf		limited joint signing authority (any two to sign)
52			Sicuro, Renato, from Vevey, in Cheseauxsur-Lausanne		limited joint signing authority (any two to sign)
55		56	~~Vontobel, Eva, from Zurich, in Uster~~	~~manager~~	~~joint signing authority (any two to sign)~~
56		71	~~Jaun, Andreas Willem, from Meiringen, in Fällanden~~	~~manager~~	~~joint signing authority (any two to sign)~~
56		58	~~Schindler, Andrea Karin, from Schlatt (ZH), in Zurich~~	~~manager~~	~~joint signing authority (any two to sign)~~
57			Schmidt, Markus, German national, in Dogern (DE)		joint signing authority (any two to sign)
62		64m	~~Vayloyan, Miki, from Bern, in Steinhausen~~		~~joint signing authority (any two to sign)~~
	64	66	~~Vayloyan, Miki, from Bern, in Steinhausen~~	~~manager~~	~~joint signing authority (any two to sign)~~
65			Deloitte AG (CHE101.377.666), in Zurich	auditor

Zurich, 21.01.2025	Continued on the following page

Commercial register of canton Zurich

CHE104.502.525	Intrum AG	Schwerzenbach	7

All datas

Ent	Mo	Ca	Personal details	Role	Signing authority
	67	69	~~Schickel, Roman, from Basel, in Maur~~	~~member of the board~~	~~joint signing authority (any two to sign)~~
	69		Glanzmann, Jason, from Hasle bei Burgdorf, in Wiedlisbach	member of the board	joint signing authority (any two to sign)
69			Kolberg, Emanuel Peter Erwin, from Schongau, in Baretswil	manager	joint signing authority (any two to sign)
70			De Palma, Anna Maria, from Wangen-Bruttisellen, in Dubendorf		joint signing authority (any two to sign)
72		73m	~~Carl, Gianin Marco, from Zernez, in Zurich~~		~~limited signing authority (individual)~~
73			Britt, Christian Peter, from Glarus Nord, in Zurich	manager	joint signing authority (any two to sign)
	73		Carl, Gianin Marco, from Zernez, in Zurich		limited joint signing authority (any two to sign)

Zurich, 21.01.2025	The information above is given without commitment and is in no way legally binding.

List of abbreviations

Ent	Entry reference number
Mo	Modification reference number
Ca	Cancellation reference number
Journal date	Daily register entry date
SOGC	Swiss Official Gazette of Commerce
Ref	Reference number
Journal No.	Daily register number
Journal date	Daily register entry date